EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39402, 333-46360, 333-128273, 333-66048, 333-62278 and 333-128043 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 on Form S-8, Registration Statement Nos. 333-105532 and 333-121678 on Form S-3, and Pre-Effective Amendment No. 1 to Registration Statement No. 333-86050 on Form S-3 of our reports dated February 27, 2006, relating to the financial statements (and with respect to the report on those financial statements, expressed an unqualified opinion and included an explanatory paragraph concerning the Company’s adoption of new accounting pronouncements in 2003, 2004 and 2005) and financial statement schedule of American Electric Power Company Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche

Columbus, Ohio
February 28, 2006